                                                                       Exhibit 4

                               AMENDMENT NO. 3 TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


     AMENDMENT dated as of August 17, 1998 to the Amended and Restated Credit Agreement dated as of March 15, 1995 as amended and restated as of November 14, 1996, and as further amended by Amendment No. 1, dated as of November 7, 1997, and Waiver and Amendment No. 2 dated January 29, 1998 (the "Credit Agreement") among ALLIANT TECHSYSTEMS INC. (the "Borrower"), the LENDERS party thereto (the "Lenders"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (the "Documentation Agent") and THE CHASE MANHATTAN BANK as Administrative Agent (the "Administrative Agent").


                              W I T N E S E T H :

     WHEREAS, the parties hereto desire to amend the Credit Agreement to permit the Borrower to make certain additional Restricted Payments and to revise certain other provisions thereof;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

     SECTION 2. Amendment of Specified One-Time Amounts. The definition of "Specified One-Time Amounts" in Section 1.01 of the Credit Agreement is amended to read in full as follows:

          "SPECIFIED ONE-TIME AMOUNTS" means, at any date or for any period, (i) the sum of (A) $50,000,000 aggregate amount of Restricted Payments made or declared after the Original Closing Date and on or prior to November 1, 1997 and (B) up to $60,000,000 aggregate amount of Restricted Payments made or declared after November 1, 1997 pursuant to clause (ii)(C) of Section 5.15, in each case in this clause (i) solely pursuant to and in accordance with this Agreement, (ii) the amount of restructuring charges by the Borrower and its Consolidated Subsidiaries taken in the fiscal quarter ending March 31, 1995 (but in no event greater than $38,000,000 in the aggregate) with respect to employee severance costs, certain employee benefit related liabilities and facilities consolidation, and (iii) the aggregate amount of charges (not to exceed $20,000,000) attributable to early extinguishment of up to $150,000,000 aggregate stated principal amount of Subordinated Notes (including, without limitation, premium over par value plus unamortized debt issuance costs).

     SECTION 3. Amendment of Restricted Payments Covenant. Section 5.15 of the Credit Agreement is amended to read in full as follows:

          SECTION 5.15. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment other than:

               (i) any Restricted Payments required to be made by the Borrower pursuant to the terms of employee benefit plans and stock options, in each case as in effect on the Original Closing Date and as modified thereafter, provided that the aggregate amount of Restricted Payments permitted by this clause (i) shall not exceed $10,000,000; and

               (ii) any Restricted Payments made or declared after the Effective Date to the extent that immediately after giving effect thereto (x) no Default shall have occurred and be continuing and (y) the aggregate amounts of all such Restricted Payments made or declared pursuant to this clause (ii) does not exceed (A) $10,841,000 (which is the unused amount as of the Effective Date of the basket provided under Section 5.15(iii) of the Agreement as in effect immediately prior to the Effective Date) plus (B) up to $150,000,000 aggregate amount of Restricted Payments made or declared after November 1, 1997 of the type referred to in clause (iii) of the definition of Restricted Payment plus (C) up to $60,000,000 of Restricted Payments made or declared after November 1, 1997 of the type referred to in clause (ii) of the definition of Restricted Payment plus (D) the excess of 50% of positive Consolidated Net Income for each fiscal quarter commencing after March 31, 1997 and ending at the end of the most recent fiscal quarter ended on or prior to the relevant date of determination hereof over 100% of Consolidated Net Income for each such fiscal quarter for which Consolidated Net Income is negative plus (E) 100% of the aggregate net cash proceeds received by the Borrower from any Person (other than a Subsidiary) as a capital contribution to the Borrower or from the issue or sale (other than to a Subsidiary), after the Effective Date of capital stock of the Borrower.

     SECTION 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

     SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 7. Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Documentation Agent shall have received from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Documentation Agent) that such party has signed a counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                                    ALLIANT TECHSYSTEMS INC.

                                    By /s/ Scott S. Meyers
                                    Title: Vice President & CFO


                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK

                                    By /s/ Robert Bottamedi
                                    Title: Vice President


                                    THE CHASE MANHATTAN BANK

                                    By /s/ James B. Treger
                                    Title: Vice President


                                    NATIONSBANK, N.A.

                                    By /s/ Valerie C. Mills
                                    Title: Sr. Vice President


                                    CREDIT LYONNAIS CHICAGO
                                      BRANCH

                                    By /s/ Mary Ann Klemm
                                    Title: Vice President

                                    BANK OF AMERICA NT & SA

                                    By /s/ Theresa A. Fontaine
                                    Title: Vice President

                                    THE BANK OF NEW YORK

                                    By /s/ Richard A. Raffetto
                                    Title: Vice President


                                    CITICORP USA, INC.

                                    By /s/ W. L. Larson
                                    Title: Attorney-in-Fact


                                    DEUTSCHE BANK AG, NEW YORK
                                      AND/OR CAYMAN ISLANDS
                                      BRANCHES

                                    By /s/ S. O'Connor
                                    Title: Director

                                    By /s/ Sheryl L. Paynter
                                    Title: Associate


                                    U.S. BANK NATIONAL ASSOCIATION

                                    By /s/ Greg Wilson
                                    Title: Commercial Banking Officer


                                    MELLON BANK, N.A.

                                    By /s/ Martin J. Randal
                                    Title: Asst. Vice President


                                    BANK OF MONTREAL

                                    By /s/ Leon H. Sinclair
                                    Title: Director


                                    THE BANK OF NOVA SCOTIA

                                    By /s/ F. C. H. Ashby
                                    Title: Senior Manager Loan Operations

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    By /s/ Kris Szremski
                                    Title: Vice President


                                    THE MITSUBISHI TRUST AND
                                      BANKING CORPORATION,
                                      CHICAGO BRANCH

                                    By /s/ Nobuo Tominaga
                                    Title: Chief Manager


                                    COMERICA BANK

                                    By /s/ Timothy O'Rourke
                                    Title: Vice President


                                    COMMERZBANK
                                      AKTIENGESELLSCHAFT,
                                      CHICAGO BRANCH

                                    By ______________________
                                    Title:

                                    By ______________________
                                    Title:


                                    NATIONAL CITY BANK

                                    By /s/ Robert C. Rowe
                                    Title: VP


                                    THE SANWA BANK, LIMITED,
                                      CHICAGO BRANCH

                                    By ______________________
                                    Title:

                                    THE SUMITOMO BANK, LIMITED,
                                      CHICAGO BRANCH

                                    By /s/ John H. Kemper
                                    Title: Senior Vice President


                                    MERRILL LYNCH SENIOR FLOATING
                                      RATE FUND, INC.

                                    By ______________________
                                    Title:


                                    VAN KAMPEN AMERICAN CAPITAL
                                      PRIME RATE INCOME TRUST

                                    By /s/ Jeffrey W. Maillet
                                    Title: Senior Vice President & Director